Exhibit 99.1
RELEASE

MultiPlan Reports Third Quarter 2022 Results and Updates 2022 Guidance
–Q3 2022 Revenues of $250.5 million, Net Income of $19.7 million, and Adjusted EBITDA of $172.2 million
–Decrease in Revenues of 13.1% over Q3 2021, driven by lower volumes and unfavorable mix of identified potential medical cost savings, predominantly the result of softer patient utilization of healthcare services
NEW YORK, NY — November 8, 2022 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, payment and revenue integrity solutions to the U.S. healthcare industry, today reported financial results for the third quarter ended September 30, 2022.

“Third quarter 2022 was a challenging quarter for MultiPlan.” said Dale White, CEO of MultiPlan. “While the predominant driver of the shortfall was a decline in patient utilization of healthcare services, our results nevertheless fell short of our expectations. Despite the quarter’s results, our confidence in our business remains high. We continue to deliver best-in-class Adjusted EBITDA margins and generate significant cash flow. And even as we adjust to more difficult market conditions, we continue to drive meaningful progress on all fronts, by selling new business, building our pipeline, investing in our people and solutions to drive growth, managing our costs, and delivering high levels of value and service to our customers.”
The Company remains focused on its mission of delivering fairness, efficiency and affordability to the U.S. healthcare system and on driving sustained long-term growth by enhancing its product offerings to payors, extending into new payor customer segments, and expanding its platform to serve MultiPlan’s 1.3 million providers, its more than 700 payor customers, and 60 plus million consumers.

Business and Financial Highlights
•Revenues of $250.5 million for Q3 2022, a decrease of 13.1%, compared to Q3 2021 revenues of $288.2 million.
•Net income of $19.7 million for Q3 2022, a decrease of 74.8%, compared to net income of $78.2 million for Q3 2021.

•Adjusted EBITDA of $172.2 million for Q3 2022, a decrease of 21.2%, compared to Q3 2021 Adjusted EBITDA of $218.4 million.

•Net cash provided by operating activities of $109.0 million for Q3 2022, compared to $167.0 million for Q3 2021.

•Free Cash Flow of $88.2 million for Q3 2022, compared to $146.6 million for Q3 2021.

•The Company processed approximately $31.4 billion in claim charges during the third quarter of 2022, identifying potential medical cost savings of approximately $5.3 billion.

The third quarter 2022 results reflect an estimated COVID-related revenue impact of $4-6 million and an estimated COVID-related Adjusted EBITDA impact of $3-5 million, as compared to an estimated COVID-related

Exhibit 99.1
revenue impact of $8-10 million and an estimated COVID-related Adjusted EBITDA impact of $6-8 million in Q3 2021.
2022 Financial Guidance
The Company is updating its Full Year 2022 guidance, detailed in the table below:

Financial Metric	Prior FY 2022 Guidance	Updated FY 2022 Guidance
Revenues	$1,160 million to $1,200 million	$1,075 million to $1,090 million
Adjusted EBITDA	$850 million to $875 million	$765 million to $780 million
Cash flow from operations	$380 million to $420 million	$360 million to $380 million
Capital expenditures	$90 million to $100 million	$90 million to $100 million
Interest expense	$280 million to $290 million	$295 million to $305 million
Depreciation	$65 million to $70 million	$65 million to $70 million
Amortization of intangible assets	$335 million to $345 million	$335 million to $345 million
Effective tax rate	25% to 28%	26% to 29%

The Company’s annual guidance assumes an estimated COVID-related revenue impact of approximately $15-20 million, and an estimated COVID-related Adjusted EBITDA impact of approximately $12-15 million.
The Company anticipates Q4 2022 revenues between $235 million and $250 million and Adjusted EBITDA between $155 million and $170 million.

Conference Call Information
The Company will host a conference call today, Tuesday, November 8, 2022 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. Investors and analysts are encouraged to pre-register for the conference call by using the link below. Participants who pre-register will receive access details via email. Pre-registration may be completed at any time up to and following the call start time.
To pre-register, go to: https://www.netroadshow.com/events/login?show=c4404ef1&confId=42446

A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.multiplan.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. The earnings press release and supplemental slide deck will also be available on this section of the Company’s website.

For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the Investor Relations section of the Company’s website or by dialing (866) 813-9403 or (929) 458-6194. The replay access code is 004428.
About MultiPlan

MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment and revenue integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government and property and casualty markets. For more information, visit it www.multiplan.com.

Exhibit 99.1

Contacts

Investor Relations
Luke Montgomery, CFA
SVP, Finance & Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Media Relations
Pamela Walker
AVP, Marketing & Communications
MultiPlan
781-895-3118
press@multiplan.com

Exhibit 99.1
Forward Looking Statements

This press release includes statements that express our management’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including the discussion of 2022 outlook and guidance and the long-term prospects of the Company. Such forward-looking statements are based on available current market material and are management’s current expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: the impact from the COVID-19 pandemic and its related effects on our projected results of operations, financial performance or other financial metrics; loss of our customers, particularly our largest customers; decreases in our existing market share or the size of our Preferred Provider Organization networks; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; decreases in discounts from providers; the loss of our existing relationships with providers; the loss of key members of our management team; pressure to limit access to preferred provider networks; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to identify, complete and successfully integrate acquisitions; changes in our industry; interruptions or security breaches of our information technology systems and other cyber security attacks; our ability to protect proprietary applications; our inability to expand our network infrastructure; our ability to maintain effective internal controls over financial reporting; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to pay interest and principal on our notes and other indebtedness; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; changes in healthcare utilization patterns of plan members; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings from time to time, including, without limitation, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022; and other factors beyond our control. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

There can be no assurance that future developments affecting our business will be those that we have anticipated. Forward-looking statements speak only as of the date made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income, cash flows or any other measures of performance prepared in accordance with GAAP.

Exhibit 99.1

EBITDA represents net income before interest expense, interest income, income tax provision, depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.

In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Free Cash Flow and Unlevered Free Cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of Unlevered Free Cash Flow, prior to the impact of our capital structure. Free Cash Flow and Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan’s definitions of Free Cash Flow and Unlevered Free Cash Flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of Unlevered Free Cash Flow, and other contractual obligations or payments made for business acquisitions.

Adjusted cash conversion ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. MultiPlan believes that the presentation of the Adjusted cash conversion ratio provides useful information to investors because it is a financial performance measure that shows how much of its Adjusted EBITDA MultiPlan converts into Unlevered Free Cash Flow.

Exhibit 99.1
We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses (including expenses relating to the business combination through which we became a public company and litigation related thereto, as well as those related to any acquisitions, whether consummated or not), certain fair value measurements and costs related to the uncertainties caused by the global COVID-19 pandemic, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Exhibit 99.1
MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$439,123	$185,328
Restricted cash	2,697	3,051
Trade accounts receivable, net	72,317	99,905
Prepaid expenses	12,830	24,910
Prepaid taxes	—	5,064
Other current assets, net	1,889	999
Total current assets	528,856	319,257
Property and equipment, net	224,869	213,238
Operating lease right-of-use assets	23,837	30,104
Goodwill	4,363,121	4,363,070
Other intangibles, net	3,029,629	3,285,037
Other assets, net	22,127	9,701
Total assets	$8,192,439	$8,220,407
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,559	$13,005
Accrued interest	80,622	55,685
Accrued taxes	39,782	—
Operating lease obligation, short-term	6,827	6,883
Current portion of long-term debt	13,250	13,250
Accrued compensation	28,898	25,419
Other accrued expenses	47,027	27,666
Total current liabilities	229,965	141,908
Long-term debt	4,877,011	4,879,144
Operating lease obligation, long-term	20,374	26,725
Private Placement Warrants and Unvested Founder Shares	13,049	74,000
Deferred income taxes	615,003	753,825
Other liabilities	55	135
Total liabilities	5,755,457	5,875,737
Commitments and contingencies (Note 6)
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 666,226,067 and 665,456,180 issued; 639,108,661 and 638,338,774 shares outstanding	67	67
Additional paid-in capital	2,326,746	2,311,660
Retained earnings	302,338	225,112
Treasury stock — 27,117,406 and 27,117,406 shares	(192,169)	(192,169)
Total shareholders’ equity	2,436,982	2,344,670
Total liabilities and shareholders’ equity	$8,192,439	$8,220,407

Exhibit 99.1
MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$250,453	$288,212	$838,627	$819,348
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	53,012	44,588	150,061	128,686
General and administrative expenses	58,434	38,221	131,107	110,144
Depreciation	17,481	15,783	51,248	48,956
Amortization of intangible assets	85,127	85,167	255,408	255,042
Total expenses	214,054	183,759	587,824	542,828
Operating income	36,399	104,453	250,803	276,520
Interest expense	77,087	67,512	221,228	195,233
Interest income	(886)	(8)	(944)	(19)
Loss on extinguishment of debt	—	15,823	—	15,823
Gain on investments	—	—	(289)	(25)
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	(48,851)	(76,636)	(56,443)	(35,451)
Net income before taxes	9,049	97,762	87,251	100,959
(Benefit) provision for income taxes	(10,687)	19,565	10,025	23,817
Net income	$19,736	$78,197	$77,226	$77,142

Weighted average shares outstanding – Basic	639,073,949	652,520,691	638,859,792	654,414,644
Weighted average shares outstanding – Diluted	639,850,455	652,882,405	639,590,184	654,816,495

Net income per share – Basic	$0.03	$0.12	$0.12	$0.12
Net income per share – Diluted	$0.03	$0.12	$0.12	$0.12

Comprehensive income	$19,736	$78,197	$77,226	$77,142

Exhibit 99.1
MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities:
Net income	$77,226	$77,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	51,248	48,956
Amortization of intangible assets	255,408	255,042
Amortization of the right-of-use asset	4,924	5,306
Stock-based compensation	11,298	13,194
Deferred income taxes	(138,873)	(66,930)
Non-cash interest costs	7,841	9,500
Loss on extinguishment of debt	—	15,823
Gain on equity investments	(289)	—
Loss on disposal of property and equipment	1,110	2,366
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	(56,443)	(35,451)
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Accounts receivable, net	27,588	(480)
Prepaid expenses and other assets	13,764	4,655
Prepaid taxes	5,064	(38)
Operating lease obligation	(4,844)	(4,962)
Accounts payable and accrued expenses and other	89,653	47,303
Net cash provided by operating activities	344,675	371,426
Investing activities:
Purchases of property and equipment	(64,209)	(57,198)
Proceeds from sale of investment	289	5,641
Purchase of equity investments	(15,000)	—
HST Acquisition, net of cash acquired	—	36
DHP Acquisition, net of cash acquired	—	(149,676)
Net cash used in investing activities	(78,920)	(201,197)
Financing activities:
Repayments of Term Loan G	—	(2,341,000)
Repayments of Term Loan B	(9,938)	—
Issuance of Term Loan B	—	1,298,951
Issuance of 5.500% Senior Secured Notes	—	1,034,597
Taxes paid on settlement of vested share awards	(2,376)	(3,312)
Purchase of treasury stock	—	(61,080)
Net cash used in financing activities	(12,314)	(71,844)
Net increase in cash, cash equivalents and restricted cash	253,441	98,385
Cash, cash equivalents and restricted cash at beginning of period	188,379	126,755
Cash, cash equivalents and restricted cash at end of period	$441,820	$225,140

Cash and cash equivalents	$439,123	$225,140
Restricted cash	2,697	—
Cash, cash equivalents and restricted cash at end of period	$441,820	$225,140

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$6,315	$6,160
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$2,258	$795
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(187,834)	$(136,951)
Income taxes, net of refunds	$(104,693)	$(101,635)

Exhibit 99.1
MULTIPLAN CORPORATION
Calculation of EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021

Net income	$19,736	$78,197	$77,226	$77,142
Adjustments:
Interest expense	77,087	67,512	221,228	195,233
Interest income	(886)	(8)	(944)	(19)
(Benefit) provision for income taxes	(10,687)	19,565	10,025	23,817
Depreciation	17,481	15,783	51,248	48,956
Amortization of intangible assets	85,127	85,167	255,408	255,042
Non-income taxes	76	105	1,069	1,107
EBITDA	$187,934	$266,321	$615,260	$601,278
Adjustments:
Other expenses, net	553	3,569	2,206	4,280
Integration expenses	1,066	2,991	3,762	7,679
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	(48,851)	(76,636)	(56,443)	(35,451)
Transaction-related expenses	27,408	1,541	31,420	7,972
Gain on investments	—	—	(289)	(25)
Loss on extinguishment of debt	—	15,823	—	15,823
Stock-based compensation	4,064	4,752	11,298	13,194
Adjusted EBITDA	$172,174	$218,361	$607,214	$614,750

Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021

Net cash provided by operating activities	$109,036	$167,037	$344,675	$371,426
Purchases of property and equipment	(20,810)	(20,411)	(64,209)	(57,198)
Free Cash Flow	88,226	146,626	280,466	314,228
Interest paid	48,821	13,836	187,834	136,951
Unlevered Free Cash Flow	$137,047	$160,462	$468,300	$451,179

Adjusted EBITDA	$172,174	$218,361	$607,214	$614,750
Adjusted Cash Conversion Ratio	80%	73%	77%	73%

Net cash used in investing activities	$(20,810)	$(20,347)	$(78,920)	$(201,197)
Net cash used in financing activities	$(3,493)	$(69,521)	$(12,314)	$(71,844)